                                                                    EXHIBIT 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                  -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                                  -----------
                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

          New York                                     16-1057879
          (Jurisdiction of incorporation           (I.R.S. Employer
           or organization if not a U.S.          Identification No.)
           national bank)

          140 Broadway, New York, N.Y.                10005-1180
          (212) 658-1000                              (Zip Code)
          (Address of principal executive offices)

                                  Eric Parets
                             Senior Vice President
                                  140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-6560
           (Name, address and telephone number of agent for service)

                       BANKERS TRUST NEW YORK CORPORATION
              (Exact name of obligor as specified in its charter)

          New York                               13-6180473
          (State or other jurisdiction           (I.R.S. Employer
          of incorporation or organization)      Identification No.)

          280 Park Avenu
          New York, New York                           10017
          (212) 250-2500                             (Zip Code)
          (Address of principal executive offices)

                         SUBORDINATED DEBT SECURITIES
                        (Title of Indenture Securities)

                                    General
Item 1. General Information.
        --------------------

      Furnish the following information as to the trustee:

 (a) Name and address of each examining or supervisory authority to which it is subject.

      State of New York Banking Department.

      Federal Deposit Insurance Corporation, Washington, D.C.

      Board of Governors of the Federal Reserve System,
      Washington, D.C.

 (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.
        --------------------------

      If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

Item 16.  List of Exhibits.
          -----------------


Exhibit
- -------

T1A(i)                                      *                                       -  Copy of the Organization Certificate of
                                                                                       Marine Midland Bank.

T1A(ii)                                     *                                       -  Certificate of the State of New York
                                                                                       Banking Department dated December
                                                                                       31, 1993 as to the authority of Marine
                                                                                       Midland Bank to commence business.

T1A(iii)                                                                            -  Not applicable.

T1A(iv)                                     *                                       -  Copy of the existing By-Laws of Marine
                                                                                       Midland Bank as adopted on January
                                                                                       20, 1994.

T1A(v)                                                                              -  Not applicable.

T1A(vi)                                     *                                       -  Consent of Marine Midland Bank
                                                                                       required by Section 321(b) of the Trust
                                                                                       Indenture Act of 1939.

T1A(vii)                                                                            -  Copy of the latest report of condition
                                                                                       of the trustee (December 31, 1995),
                                                                                       published pursuant to law or the
                                                                                       requirement of its supervisory or
                                                                                       examining authority.

T1A(viii)                                                                           -  Not applicable.

T1A(ix)                                                                             -  Not applicable.


 * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE



Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 30th day of April 1996.



                                   MARINE MIDLAND BANK


                                   By: /s/ Metin Caner
                                      ---------------------------------
                                        Metin Caner
                                        Vice President

                                                               EXHIBIT T1A (VII)

                                               Board of Governors of the Federal
                                               Reserve System
                                               OMB Number: 7100-0036

                                               Federal Deposit Insurance
                                               Corporation
                                               OMB Number: 3064-0052

                                               Office of the Comptroller of the
                                               Currency
                                               OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL  Expires March 31, 1996
- --------------------------------------------------------------------------------
                                                                             [1]
                                               Please refer to page i,
                                               Table of Contents, for
                                               the required disclosure
                                               of estimated burden.

- --------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS DECEMBER 31,                      (950630)
 1995                                                             -----------
                                                                  (RCRI 9999)

This report is required by law; 12 U.S.C. (S)324 (State member    This report form is to be filed by banks with branches and
 banks); 12 U.S.C. (S) 1817 (State nonmember banks); and 12       consolidated subsidiaries in U.S. territories and possessions,
 U.S.C. (S)161 (National banks).                                  Edge or Agreement subsidiaries, foreign branches, consoli-
                                                                  dated foreign subsidiaries, or International Banking Facilities.


NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Robert M. Butcher, Executive VP & Chief Financial Officer
   ---------------------------------------------------------
     Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.



       /s/ Robert M. Butcher
       ----------------------------------
Signature of Officer Authorized to Sign Report
              January 25, 1996
       -------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

      /s/ James H. Cleave
- ----------------------------------------
Director (Trustee)
      /s/ Bernard J. Kennedy
- ----------------------------------------
Director (Trustee)
      /s/ Northrup R. Knox
- ----------------------------------------
Director (Trustee)


FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

FDIC Certificate Number             0      0      5      8      9
                              -----------------------------------
                                           (RCRI 9030)

NATIONAL BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

       NOTICE
This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
    Name of Bank                    City

in the state of New York, at the close of business
December 31, 1995.



ASSETS
                                                                   Thousands
                                                                   of dollars

Cash and balances due from depository
institutions:

   Noninterest-bearing balances
   currency and coin.........................                     $ 1,224,494
   Interest-bearing balances.................                       1,488,002
   Held-to-maturity securities...............                               0
   Available-for-sale securities.............                       2,567,897

Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds sold........................                         380,000
   Securities purchased under
   agreements to resell......................                         138,256

Loans and lease financing receivables:

   Loans and leases net of unearned
   income....................................       13,723,690
   LESS: Allowance for loan and lease
   losses....................................          476,544
   LESS: Allocated transfer risk reserve                     0

   Loans and lease, net of unearned
   income, allowance, and reserve............                      13,247,146
   Trading assets............................                         616,531
   Premises and fixed assets (including
   capitalized leases).......................                         180,431

Other real estate owned......................                           2,063
Investments in unconsolidated
subsidiaries and associated companies........                               0
Customers' liability to this bank on
acceptances outstanding......................                          21,671
Intangible assets............................                          50,651
Other assets.................................                         425,330
Total assets.................................                      20,342,472



LIABILITIES

Deposits:
   In domestic offices.......................                     13,858,663

   Noninterest-bearing.......................      3,404,311
   Interest-bearing..........................     10,454,352

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs.......................                      2,764,861

   Noninterest-bearing.......................              0
   Interest-bearing..........................      2,764,861

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds purchased...................                      1,013,435
   Securities sold under agreements to
   repurchase................................                        123,041
Demand notes issued to the U.S. Treasury                             107,611
Trading Liabilities..........................                        137,471

Other borrowed money:
   With original maturity of one year
   or less...................................                        136,354
   With original maturity of more than
   one year..................................                              0
Mortgage indebtedness and obligations
under capitalized leases.....................                         35,179
Bank's liability on acceptances
executed and outstanding.....................                         21,671
Subordinated notes and debentures............                        225,000
Other liabilities............................                        273,822
Total liabilities............................                     18,697,108
Limited-life preferred stock and
related surplus..............................                              0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus......................................                              0
Common Stock.................................                        185,000
Surplus......................................                      1,633,098
Undivided profits and capital reserves.......                       (201,185)
Net unrealized holding gains (losses)
on available-for-sale securities.............                         28,451
Cumulative foreign currency translation
adjustments..................................                              0
Total equity capital.........................                      1,645,364
Total liabilities, limited-life
preferred stock, and equity capital..........                     20,342,472